EXHIBIT 19
                                                                   Page 1 of 3
                      Ford Credit NOV 1995-B Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: December 1995
Distribution Date: January 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Principal Deposits in Collection Account
----------------------------------------
  Scheduled Principal Payments                  $      26,936,058.87
  Prepayments in Full                                  18,476,801.76
  Warranty and Administrative Repurchases                       0.00
  Liquid. Proceeds, Recov. & Released Payaheads           444,099.77
                                                  ------------------
    Available Principal Amount                  $      45,856,960.40
  Realized Losses                                         280,908.39
                                                  ------------------
  Monthly Principal Distributable Amount        $      46,137,868.79


Interest Deposits in Collection Account
---------------------------------------
  Available Interest Amount                     $      16,474,372.24


Servicing Fee
-------------
  Class A Servicing Fee                         $       1,326,324.86
  Class B Servicing Fee                                    92,204.40
  Servicing Fee Carryforward Amount                             0.00
                                                  ------------------
    Total Servicing Fee                         $       1,418,529.26
  Available Subordination Amount                       16,105,825.43
  Servicing Fee Shortfall Amount                                0.00
  Reimbursable Advances                                    27,320.56
  Available Int. Amount for Certificateholders         15,028,522.42


Schedule of Distributions to Certificateholders
-----------------------------------------------
Class A
-------
  Class A Interest Distributable Amount         $       7,825,316.69
    Plus: Class A Int. Carryover Shortfall                      0.00
    Less: Class A Available Interest Amount            14,051,668.46
                                                  ------------------
  Class A Interest Draw Amount                  $               0.00
    Less: Available Subordination Amount               23,309,031.16
                                                  ------------------
  Class A Interest Shortfall Amount             $               0.00
  Remaining Class A Available Interest Amount           6,226,351.77


  Interest Distribution to Class A              $       7,825,316.69


  Class A Principal Distributable Amount        $      43,138,907.32
    Plus: Class A Prin. Carryover Shortfall                     0.00
    Less: Class A Available Principal Amount    $      42,876,257.97
                                                  ------------------
  Class A Principal Draw Amount                 $         262,649.34
    Less: Available Subordination Amount               23,309,031.16
                                                  ------------------
  Class A Principal Shortfall Amount            $               0.00


  Principal Distribution to Class A             $      43,138,907.32

                                                                   Page 2 of 3
                      Ford Credit NOV 1995-B Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: December 1995
Distribution Date: January 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------

Class B
-------
  Class B Interest Distributable Amount         $       7,203,205.73
    Plus: Class B Int. Carryover Shortfall                      0.00
    Less: Class B Available Interest Amount             7,203,205.73
    Plus: Class B Interest Draws                                0.00
                                                  ------------------
  Class B Interest Shortfall Amount             $               0.00


  Interest Distributions to Class B             $       7,203,205.73


  Class B Principal Distributable Amount        $       2,998,961.47
    Plus: Class B Prin. Carryover Shortfall                 5,355.56
    Less: Class B Available Principal Amount            2,980,702.43
    Plus: Class B Principal Draws                         262,649.34
                                                  ------------------
  Class B Principal Shortfall Amount            $         286,263.95


  Principal Distributions to Class B            $       2,718,053.08


Principal Balances
------------------
  Class A Beginning Principal Balance           $   1,591,589,835.13
  Less: Reductions to Class A Prin. Balance            43,138,907.32
                                                  ------------------
  Class A Ending Principal Balance              $   1,548,450,927.81


  Class B Beginning Principal Balance           $     110,645,282.65
  Less: Reductions to Class B Prin. Balance             2,998,961.47
                                                  ------------------
  Class B Ending Principal Balance              $     107,646,321.18


  Beginning Pool Principal Balance              $   1,702,235,117.78   128,830
  Less: Reductions in Pool Prin. Balance               46,137,868.79
                                                  ------------------
  Ending Pool Principal Balance                 $   1,656,097,248.99   127,296

Calculation of Pool Factor
--------------------------
  Class A Pool Factor (End Class A Prin.                   0.9463324
  Bal. divided by Init. Class A Prin. Balance to 7 decimal places)

Calculation of Subordinated Spread Account
------------------------------------------
  Lesser of:
   A. Specified Subord. Spread Acct. Balance    $      13,125,123.00
      and
   B. Balance on Previous Payment Date          $      13,125,123.00
      Plus: Interest Distrib. to Class B                7,203,205.73
      Plus: Principal Distrib. to Class B               2,718,053.08
      Less: Withdrawals from Sub. Spread Account                0.00
                                                  ------------------
      Adjusted Subordinated Spread Account      $      23,046,381.81

  Remaining Subordinated Spread Account         $      13,125,123.00
  (lesser of A or B)

                                                                  Page 3 of 3
                      Ford Credit NOV 1995-B Grantor Trust
                         5.90% Asset Backed Certificates


                            MONTHLY SERVICING REPORT
                            ------------------------


Collection Period: December 1995
Distribution Date: January 15, 1995
                                                                     Number of
                                                       Dollar Amount Contracts
                                                       ------------- ---------






Calc. of Specified Subord. Spread Acct. Ratios
----------------------------------------------
  Annualized Average Losses/Pool Balance                      0.110%
  Average Delinquent & Repo Inventory Contracts/              0.196%
  Outstanding Contracts


Advances
--------
  Advances at Beginning of the Month            $       8,514,035.32
  Plus: Net Change in Advances                          3,739,734.67
                                                  ------------------
  Advances at End of the Month                  $      12,253,769.99


Payaheads
---------
  Payaheads at Beginning of the Month           $       6,633,623.91
  Plus: Net Change in Payaheads                          -120,154.77
                                                  ------------------
  Payaheads at End of the Month                 $       6,513,469.14


Delinquency Amounts Excluding Repo Inventory
--------------------------------------------
  31 - 60 Days                                  $      28,275,629.34     2,167
  61 - 90 Days                                          2,750,554.76       204
  91 - 120 Days                                            13,089.92         1
  Over 120 Days                                            18,135.27         2
                                                  ------------------  --------
                                                $      31,057,409.29     2,374

Repo Inventory                                                             218